                                                                    Exhibit 10.3

                       Form of Restricted Stock Agreement
           (for restricted shares issued commencing January 1, 2001)

                    KAISER 1997 OMNIBUS STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

                  RESTRICTED STOCK AGREEMENT (the "Agreement"), dated as of
_________, among Kaiser Aluminum Corporation, a Delaware corporation ("KAC"), its subsidiary Kaiser Aluminum & Chemical Corporation, a Delaware
corporation ("KACC") (together, the "Company"), and ________________ (the
"Grantee").

                  The Company has determined that the objectives of the Kaiser
1997 Omnibus Stock Incentive Plan (the "Plan") will be furthered by the grant to the Grantee of ________ shares of Common Stock of KAC ("Common Stock") subject to the restrictions set out in this Agreement (the "Restricted Shares"), effective on _________, ____ (the "Grant Date").

                  Notwithstanding any provision hereof, this Agreement shall become effective only as, when and if the Grantee shall have executed and delivered to the Company (i) this Agreement and (ii) the stock power referenced below.

                  In connection with the grant of the Restricted Shares, the
Grantee has delivered to the Company herewith a stock power duly endorsed in blank, which will be returned to the Grantee when the restrictions on the
Restricted Shares covered thereby have expired as provided in Section 2.

                  In consideration of the foregoing and of the mutual
undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

                  SECTION 1.  Issuance of Restricted Shares.

                  As soon as practicable after receipt from the Grantee of this executed Agreement and signed stock power, the Company shall cause to be issued under the Plan in the name of the Grantee a Restricted Share stock certificate, representing _____________ shares of Common Stock. Such certificate shall remain in the possession of the Company until the Restricted Shares represented thereby are free of the restrictions set forth in Section 2. Upon the issuance of such certificate, the Grantee shall have the rights of a stockholder with respect to the Restricted Shares, including the right to vote such shares, subject to the restrictions set forth in this Agreement and the Plan.

                  SECTION 2.  Restrictions.

                  2.1 Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the date provided for in
Section 2.2 or Section 2.3. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the
Grantee in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change, or any exchange, reclassification or conversion of securities.

                  2.2 The Grantee shall vest in the Restricted Shares and the restrictions set forth in Section 2.1 shall expire in accordance with the following schedule, (rounded, if necessary, to avoid fractional shares), provided that the Grantee is then an employee of KAC, KACC, or of an Affiliate or Subsidiary of KAC or KACC(1):

                                 "Vesting Date"
Percentage of Award

         As soon as practicable after each Vesting Date, the Company shall deliver to the Grantee, subject to the provisions of Section 4, a stock certificate representing the Restricted Shares which became free of restrictions on such Vesting Date.

                  2.3 Notwithstanding any other provisions of this Agreement, all restrictions on all of the Restricted Shares shall lapse on the earliest of
(a) the date the Grantee dies while an employee of the Company or a Subsidiary or Affiliate of the Company, (b) the Grantee terminates employment with the
Company or a Subsidiary or Affiliate of the Company on account of Disability, or
(c) the occurrence of a Change in Control while the Grantee is an employee of the Company or a Subsidiary or Affiliate of the Company. For this purpose,
"Change in Control" means (a) the sale, lease, conveyance, or other disposition of all or substantially all of KAC's or KACC's assets as an entirety or substantially as an entirety to any person, entity, or group of persons acting in concert other than in the ordinary course of business; (b) any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any person (as defined in Section
13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934)
directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity of KAC or KACC, except if such person is (i) a
Subsidiary of KAC, or (ii) an employee stock ownership plan for employees of KAC or KACC, or (iii) a company formed to hold KAC's or KACC's common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the shareholders of KAC or KACC, respectively; or (c) a change in the composition of KAC's or KACC's Board of
Directors over a period of thirty-six (36) consecutive months or less such that a majority of the then current Board members ceases to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period, or (y) have been elected or nominated for election as
Board members during such period by at least a majority of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board.(1)

                  2.4 Cash dividends that become payable on Restricted Shares shall be paid to the Grantee, without regard as to whether the Restricted Shares to which such dividends pertain are vested as of the dividend payment date.

                  SECTION 3.  Forfeiture.

                  Except as provided in Section 2, effective upon termination of the Grantee's relationship with the Company as an employee of the Company or a
Subsidiary or Affiliate of the Company for any reason before the restrictions on any Restricted Shares have expired, such Restricted Shares shall be forfeited and the stock certificate(s) representing such Restricted Shares shall be canceled, it being understood and agreed that Grantee shall not be entitled to any payment whatsoever under this Agreement or provisions of the Plan relating to this Agreement in connection with such cancellation and termination.(1)

                  SECTION 4.  Withholding Taxes.

                  4.1 Whenever a stock certificate representing Restricted
Shares that have vested in accordance with the terms hereof is to be delivered to the Grantee pursuant to Section 2, the Company shall be entitled to require as a condition of such delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the expiration of restrictions on the shares represented by such certificate. The Company, upon the request of the Grantee, shall withhold from delivery shares having a Fair
Market Value on the Vesting Date equal to the amount of tax to be withheld.
Fractional share amounts shall be settled in cash.

                  4.2 If the Grantee makes the election permitted under section
83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in section
83(b)), he shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Grantee's income.

                  SECTION 5.  Nature of Payments.

                  The grant of the Restricted Shares hereunder constitutes a special incentive payment and the parties agree that it shall not have the effect of enhancing the amount of any other fees, compensation or benefits provided to Grantee by the Company.

                  SECTION 6.  Plan Provisions to Prevail.

                  This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Grantee agrees that no member of the Compensation Policy or
Section 162(m) Compensation Committees of the Boards of Directors of either KAC or KACC and no member of either of the Boards shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the
Plan shall govern.

                  SECTION 7.  Miscellaneous.

                  7.1 Section Headings and Defined Terms. The Section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of the Sections. Unless otherwise indicated herein, terms with initial capital letters shall have the meanings given such terms in the Plan.

                  7.2 Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of KACC at its principal corporate address or at such other address as the Company may hereafter designate to the Grantee by notice as provided in this Section 7.2.
Any notice to be given to the Grantee hereunder shall be addressed to the
Grantee at the address set forth beneath his signature hereto, or at such other address as he may hereafter designate to the Company by notice as provided herein. A notice hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

                  7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Sections 2 and 3 of this Agreement, the heirs and personal representatives of the Grantee.

                  7.4 Governing Law. This Agreement shall be interpreted,
construed and administered in accordance with the laws of the State of Texas as they apply to contracts made, delivered and to be wholly performed in the State of Texas.

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.

                                     KAISER ALUMINUM CORPORATION

                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                     KAISER ALUMINUM & CHEMICAL
                                        CORPORATION

                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                     _________________________________, Grantee

                                     Print Name:_______________________________

                                     Address:__________________________________

                                     __________________________________________
                                     Social Security Number

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(1)     For resricted shares issued in connection with the stock option exchange offer made to current employees and directors in April 2001, the provisions in Sections 2.2, 2.3 and 3 that are conditioned upon or triggered by the Grantee being or ceasing to be an employee of the
        Company or a Subsidiary or Affiliate of the Company are conditioned upon or triggered by the Grantee being or ceasing to be a director of KAC or
        KACC or an employee of the Company or a Subsidiary or Affiliate of the
        Company.